Exhibit 4.2
AGASSIZ ENERGY, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1.00 per Unit
Minimum Investment of 20,000 Units ($20,000), Subject to Waiver
5,000 Unit Increments Thereafter ($5,000)
The undersigned subscriber, desiring to become a member of Agassiz Energy, LLC (“Agassiz Energy”), a Minnesota limited liability company, with its principal place of business at 510 County Road 71, Valley Technology Park, Crookston, Minnesota 56716, hereby subscribes for the purchase of the membership interests of Agassiz Energy, and agrees to pay the related purchase price, identified below.
     A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

1. Subscribers’ Printed Name

2. Title, if applicable:

3. Subscriber’s Address:

Street
City, State, Zip Code

4. Telephone:

5. Email Address:

     B. NUMBER OF UNITS PURCHASED. You must purchase at least 20,000 units. We presently have 4,636,500 units outstanding. The maximum number of units to be sold is 78,000,000.
     C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. 1st Installment	+	3. 2nd Installment

$1.00 Per Unit multiplied by the number in box B above)		(10% of the Total Purchase Price)		(90% of the Total)

     D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS: You should read the Prospectus dated July 18, 2007 (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Agassiz Energy, LLC. To subscribe, you must:
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 8 and the Member Signature Page to our Amended and Restated Member Control Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “(Escrow Name).” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 9 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Agassiz Energy a security interest in your Units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to:

Agassiz Energy, LLC	Bremer Trust, N.A.
Attn: Donald Sargeant	Attn: Charles Hiller
510 County Road 71	210 N. Broadway
Crookston, MN 56716	Crookston, MN 56716
     5. Upon written notice from Agassiz Energy stating that its sales of Units have exceeded the Minimum Offering amount of $50,000,000, you must, within thirty (30) days, secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “(Escrow Name)” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within thirty (30) days of the date of Agassiz Energy’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Agassiz Energy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.
     Your funds will be placed in Agassiz Energy’s escrow account at Bremer Trust, N.A. in Crookston, Minnesota. The funds will be released to Agassiz Energy or returned to you in accordance with the escrow arrangements described in the Prospectus. Agassiz Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Agassiz Energy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus accrued nominal interest, minus escrow fees. Agassiz Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 8 and the Member Signature Page to our Amended and Restated Member Control Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C. 1 on page 1) made payable to “Agassiz Energy, LLC.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:
Agassiz Energy, LLC
Attn: Donald Sargeant
510 County Road 71
Crookston, MN 56716
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Agassiz Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Agassiz Energy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Agassiz Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering. You may direct your questions to one of our governors listed below or to Agassiz Energy at 218-281-8442.

Governor	Cell Number
Donald Sargeant	218-281-8442
Wayne Wagner	218-281-6914
John Vallager	218-281-3789
     If you are a North Dakota resident or entity, you should contact:
          Gary Bridgeford at 701-775-8480 or Larry Altringer at 218-281-6911.
E.	AGASSIZ ENERGY DISCLOSURES

1.	The Units of Agassiz Energy are offered and sold in reliance upon a federal securities registration; South Dakota, North Dakota and Minnesota securities registrations; and exemptions from securities registrations in various other states, and the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

2.	The securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than the States of South Dakota, North Dakota and Minnesota, and Agassiz Energy is relying in part upon the representations of the undersigned Subscriber contained herein;

3.	The securities subscribed for have not been approved or disapproved by the South Dakota, North Dakota or Minnesota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

4.	To enforce transfer restrictions, Agassiz Energy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.
     F. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.
☐ Individual

☐ Joint Tenants with Right of Survivorship (Both signatures must appear on Page 8.)

☐ Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐ Trust

Trustee’s Name:

Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.
☐ Check box if you are a non-resident alien

☐ Check box if you are a U.S. citizen residing outside of the United States ☐ Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

5.	Suitability Standards. You cannot invest in Agassiz Energy unless you meet one, or more, of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis:
a.	☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b.	☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

c.	☐	I am a North Dakota resident and my total investment does not exceed 10% of my net worth, exclusive of my home furnishings and automobiles.
6.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

By signing below the subscriber represents and warrants to Agassiz Energy that he, she or it:
a.	has received a copy of Agassiz Energy’s Prospectus dated July 18, 2007 and the exhibits thereto;

b.	intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking,

agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

c.	understands that there is no present market for Agassiz Energy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

d.	has received a copy of the Agassiz Energy Second Amended and Restated Member Control Agreement, dated September 6, 2006, and understands that upon closing the escrow by Agassiz Energy, the subscriber and the membership units will be bound by the provisions of the Member Control Agreement which contains, among other things, provisions that restrict the transfer of membership units;

e.	understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Agassiz Energy Member Control Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Member Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

f.	meets the suitability test marked in Item 5 above;

g.	understands that Agassiz Energy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Governors of Agassiz Energy in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

h.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest herein;

i.	has written his, her, or its correct taxpayer identification number under Item E.2 on this subscription agreement;

j.	is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

k.	understands that execution of the attached Promissory Note and Security Agreement will allow Agassiz Energy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

l.	acknowledges that Agassiz Energy may retain possession of certificates representing subscriber’s Units to perfect its security interest in those Units.

Signature of Subscriber/ Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY
AGASSIZ ENERGY, LLC:
Agassiz Energy, LLC hereby accepts the subscription for the above Units.
Dated this                      day of                                        , 200___
AGASSIZ ENERGY, LLC

By:

Its:

If you are a Minnesota resident, Agassiz Energy cannot complete a sale of the Units to you until at least five business days after you receive the Prospectus.

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                                         , 200___.
$1.00 per Unit
Minimum Investment of 20,000 Units ($20,000),
20,000 Unit Subject to Waiver Increments Thereafter ($5,000)

Number of Units subscribed

Total Purchase Price ($1.00 per Unit multiplied by number of units Subscribed)

( )	Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Agassiz Energy, LLC, a Minnesota limited liability company (“Agassiz Energy”), at its principal office located 510 County Road 71, Technology Park, Crookston, MN 56716, or at such other place as required by Agassiz Energy, the Principal Balance set forth above in one lump sum to be paid without interest within 30 days following the call of the Agassiz Energy Board of Governors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Agassiz Energy.
The undersigned agrees to pay to Agassiz Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Minnesota.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Agassiz Energy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Agassiz Energy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Agassiz Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.
Dated:                                         , 200___

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:		By:

	(Signature)		(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

EXHIBIT “A”
MEMBER SIGNATURE PAGE ADDENDA
TO THE AMENDED AND RESTATED
MEMBER CONTROL AGREEMENT OF AGASSIZ ENERGY, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Agassiz Energy, LLC, has received a copy of the Amended and Restated Member Control Agreement, dated, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Member Control Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Member Control Agreement in all respects as if the undersigned had executed said Amended and Restated Member Control Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Member Control Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the Company and its Members:
AGASSIZ ENERGY, LLC

By:

Its: